Exhibit 10.11.1

                            SECOND AMENDMENT TO LEASE
                            -------------------------


1.   PARTIES
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     1.1  THIS AGREEMENT made the 19th day of December, 2002 is between 300 TICE
          REALTY ASSOCIATES L.L.C. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and PAR PHARMACEUTICAL, INC. ("Lessee"), whose address is 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675.


2.   STATEMENT OF FACTS
     ------------------

     2.1 Lessor and Lessee previously entered into a Lease dated May 24, 2002, as amended by First Amendment to Lease dated August 5, 2002, (the "Lease") covering approximately 10,420 gross rentable square feet on the second (2nd) floor (hereinafter referred to as the "Existing Premises") in the building located at 300 Tice Boulevard, Woodcliff Lake, New Jersey ("Building"); and

     2.2  The  Term  of  the  Lease  currently   expires  on  January  31,  2010
          ("Expiration Date"); and

     2.3 Lessee desires to expand the Existing Premises by leasing approximately 25,656 gross rentable square feet on the third (3rd) floor of the Building ("Expansion Premises"), as shown on Exhibit A attached hereto and made a part hereof and by leasing two (2) storage units in the garage, consisting of Unit A of approximately 350 gross rentable square feet and Unit B of approximately 308 gross rentable square feet (the "Storage Space") as shown on Exhibit A-1 attached hereto and made a part hereof; and

     2.4 The parties desire to extend the Term of the Lease for a period to commence on February 1, 2010; and

     2.5 The parties desire to amend certain terms of the Lease as set forth below.


3.   AGREEMENT
     ---------

          NOW,  THEREFORE,   in  consideration  of  the  terms,   covenants  and
     conditions hereinafter set forth, Lessor and Lessee agree as follows:

     3.1  The above recitals are incorporated herein by reference.

     3.2 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

     3.3 The Term applicable to the Expansion Premises and Storage Space shall commence on the Effective Date (as defined below) and shall terminate at 11:59 p.m. on the last day of the month during which the eight (8) year anniversary of the Effective Date occurs.

     3.4 The effective date applicable to the Expansion Premises (the "Effective Date") shall be the earlier of (i) the day Lessor substantially completes the improvements to be made to the Expansion Premises in accordance with Exhibit B attached hereto and made part hereof or (ii) the date Lessee or anyone claiming under or through Lessee shall occupy the Expansion Premises. The Storage Space shall be delivered in "as is" condition and therefore the Effective Date applicable to the Storage Space shall be upon its delivery to Lessee.

     3.5  From and after the Effective Date, the following shall be effective:

          a. Lessor shall lease to Lessee and Lessee shall hire from Lessor the Expansion Premises as shown on Exhibit A attached hereto and made part hereof and Storage Space as shown on Exhibit A-1 attached hereto and made part hereof.

          b. The Premises shall be defined as approximately 36,734 gross rentable square feet consisting of approximately 10,420 gross rentable square feet on the second (2nd) floor and approximately 25,656 gross rentable square feet on the third (3rd) floor of the

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               Building  and  approximately  658 gross  rentable  square feet of
               Storage Space in the garage and Paragraph 7 of the Preamble to the Lease shall be deemed amended accordingly.

          c. In addition to the Fixed Basic Rent payable applicable to the Existing Premises, Lessee shall pay Lessor Fixed Basic Rent applicable to the Expansion Premises and Storage Space which shall accrue as follows and Paragraph 10 of the Preamble to the Lease shall be deemed amended accordingly:

               A. Fixed Basic Rent for the Expansion Premises:

               (i) Commencing on the Effective Date through and including the last day of the month in which the five (5) year anniversary of the Effective Date occurs, the Fixed Rent for the Expansion Premises only shall be SEVEN HUNDRED FIVE THOUSAND FIVE HUNDRED FORTY AND 00/100 DOLLARS ($705,540.00) per annum, payable in advance in equal monthly installments of FIFTY EIGHT THOUSAND SEVEN HUNDRED NINETY FIVE AND 00/100 DOLLARS ($58,795.00) each;

               (ii) For the next  three  (3) years  through  and  including  the expiration Date, the Fixed Rent for the Expansion Premises only shall be SEVEN HUNDRED THIRTY ONE THOUSAND ONE HUNDRED NINETY SIX AND 00/100 DOLLARS ($731,196.00) per annum, payable in advance in equal monthly installments of SIXTY THOUSAND NINE HUNDRED THIRTY THREE AND 00/100 DOLLARS ($60,933.00) each.

               B. Fixed Basic Rent for the Storage Space:

                    Commencing on the Effective Date through and including the expiration, the Fixed Rent for the Storage Space only shall be EIGHT THOUSAND TWO HUNDRED TWENTY FIVE AND 00/100 DOLLARS ($8,225.00) per annum, payable in advance in equal monthly installments of SIX HUNDRED EIGHTY FIVE AND 42/100 DOLLARS ($685.42) each.

               d. Lessee's Percentage applicable to the Expansion Premises shall be 11.15%. Lessee's Percentage applicable to the Storage Space shall be .29%.

               e. Lessee shall pay Lessor, as Additional Rent, Lessee's Percentage applicable to the Expansion Premises of the increased cost to Lessor for each of the categories set forth in Article 23 ADDITIONAL RENT over the Base Period Costs set forth below.

               f. Base Period Costs applicable to the Expansion Premises shall be as follows and Paragraph 2 of the Preamble to the Lease shall be deemed amended accordingly:

                    (A) Base Operating Costs: Those costs incurred for the Building and Office Building Area during the Calendar Year 2003.

                    (B)  Base  Real  Estate  Taxes:   Those  Real  Estate  Taxes
                         incurred for the Building and Office Building Area during Calendar Year 2003.

                    (C)  Insurance Cost Expense Stop: $32,630.00.

                    (D)  Utility and Energy Costs Expense Stop: $230,000.00.

               g. Lessee shall pay Lessor the cost of electricity consumed within the Expansion Premises in accordance with Article 22 of the Lease BUILDING STANDARD OFFICE ELECTRICAL SERVICE.

               h. The number of parking spaces as set forth in Paragraph 14 of the Preamble to Lease shall be increased to a total of one hundred forty five (145) spaces as follows:

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                    Assigned: thirty -four (34) spaces located in the garage

                    Unassigned: one hundred eleven (111) spaces in the outdoor parking lot

     3.6 The Term applicable to the Existing Premises shall be extended for a period commencing on February 1, 2010 and expiring at 11:59 p.m. on the last day of the month during which the eight (8) year anniversary of the Effective Date (as defined herein) occurs ("Extension Term") and Paragraphs 9 and 17 of the Preamble to the Lease shall be deemed amended accordingly.

     3.7 Lessor hereby leases to Lessee and Lessee hereby hires from Lessor the Existing Premises in its "AS-IS" condition for the Extension Term, as defined herein, under the terms and conditions set forth herein. Lessor shall have no obligation to perform any tenant improvement work in the Existing Premises except as set forth on Exhibit B.

     3.8 Commencing on February 1, 2010 and during the Extension Term, the following shall be effective:

          a. The Fixed Basic Rent applicable to the Existing Premises shall continue at the rate of TWO HUNDRED NINETY SIX THOUSAND NINE HUNDRED SEVENTY AND 00/100 DOLLARS ($296,970.00) per annum, payable in advance in equal monthly installments of TWENTY FOUR THOUSAND SEVEN HUNDRED FORTY SEVEN AND 50/100 DOLLARS ($24,747.50) per month and Paragraph 10 of the Preamble shall be deemed supplemented accordingly.

          b. Lessee shall continue to pay Lessor, as Additional Rent, Lessee's Percentage applicable to the Existing Premises of the increased cost to Lessor for each of the categories set forth in Article 23 of the Lease Additional Rent over the Base Period Costs set forth in Paragraph 3.5 f. of this First Amendment and Paragraph 2 of the Preamble to Lease shall be amended accordingly.

          c. Lessee shall continue to pay Lessor the cost of electricity consumed within the Existing Premises in accordance with Article 22 of the Lease BUILDING STANDARD OFFICE ELECTRICAL SERVICE.

     3.9  Article 15  SUBORDINATION  OF LEASE shall be amended by deleting  said
          Article in its entirety and substituting the following in its place:

          "SUBORDINATION OF LEASE: This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed provided, that Lessor shall obtain a non-disturbance agreement from the future holder of any such underlying lease, mortgage or trust deed in said lender's standard form. Lessee will execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or trust deed or by any of the lessor's under such underlying leases, provided the requirements of the preceding sentence are met. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

          Lessor represents that there currently is no mortgage encumbering the Building."

     3.10 Article 52 LESSEE'S EXPANSION/RELOCATION shall be deleted in its entirety.

     3.11 A new Article 56 RIGHT OF FIRST OFFER shall be added to the Lease as follows:

          "56. RIGHT OF FIRST OFFER:

          a. i. Subject to the provisions of this Article, Lessee shall have the option to lease from Lessor space on the third (3rd) floor contiguous to the Expansion Premises ("Additional Space") at the expiration of the existing space lease for such Additional Space, subject to Lessor's right to renew such lease. If the Term of this Lease shall be in full force and effect on the expiration or

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               termination  date of the existing  space lease for the Additional
               Space, subject to Lessor's right to renew such lease, and the date upon which Lessee shall exercise the option hereinafter referred to, Lessee shall have the option to lease all, but not less than all of the Additional Space on an as-is basis, provided Lessee gives Lessor written notice of such election within ten
               (10) days after Lessee shall receive Lessor's notice that such Additional Space is available for leasing to Lessee. If Lessee fails or refuses to exercise this option within the time period set forth above (TIME BEING OF THE ESSENCE), then and in such event Lessee shall have no further rights under this Section with respect to such Additional Space. If Lessee shall elect to lease said Additional Space: (v) said Additional Space shall be deemed incorporated within and part of the Premises on the date that Lessor shall notify Lessee that such Additional Space is ready for occupancy by Lessee and shall expire on the Expiration Date of this Lease, (x) the Fixed Basic Rent payable under this Lease shall be increased by an amount such that during the balance of the term of this Lease (A) if the Commencement Date applicable to the Additional Space occurs before the three (3) year anniversary of the Effective Date, the Fixed Basic Rent for said Additional Space shall, on a per square foot basis, be equal to the Fixed
               Basic Rent, on a per square foot basis, as same is increased after the 5th year anniversary hereunder, payable by Lessee for the Premises, and Lessee shall receive an allowance in an amount not to exceed $10.00 per square foot in the Additional Premises toward the cost of work to be performed by Lessee in the Additional Space, which allowance shall be prorated based upon the number of full months remaining in the term divided by 96 months, Lessee's Percentage shall be proportionately increased, and all other terms and provisions set forth in this Lease shall
               apply  or  (B)  if  the  Commencement   Date  applicable  to  the
               Additional   Space   occurs  on  or  after  the  three  (3)  year
               anniversary of the Effective Date, the Fixed Basic Rent for said Additional Space shall be the then fair market rent for the Additional Space, as determined in the manner set forth in clause
               (ii)  below,   Lessee's   Percentage  shall  be   proportionately
               increased, and all other terms and provisions set forth in this Lease shall apply, except that Lessor not be required to perform any work with respect to said Additional Space and Lessee shall not be entitled to any allowance.

               The parties shall promptly execute an amendment of this Lease confirming Lessee's election to lease said Additional Space and the incorporation of said Additional Space into the Premises.

               If prior to the expiration of the existing space lease for such Additional Space Lessor shall receive notice from the tenant thereof that the Additional Space or portion thereof shall be offered for sublease, then Lessor shall so advise Lessee and Lessor agrees to explore in good faith with Lessee and the tenant under said existing space lease, the terms and provisions of a recapture of said space by Lessor and a lease of said space to Lessee on mutually acceptable terms. Neither party shall have any obligation to enter into said expansion of lease or liability for failure to do so.

          ii.  Lessor and Lessee  shall use their best  efforts,  within  thirty
               (30) days after Lessor receives Lessee's notice of its election to lease said Additional Space, ("Negotiation Period") to agree upon the Fixed Basic Rent to be paid by Lessee for said Additional Space. If Lessor and Lessee shall agree upon the Fixed Basic Rent, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Additional Space.

               If the parties are unable to agree on the Fixed Basic Rent for said Additional Space during the Negotiation Period, then within fifteen (15) days notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Additional Space. Each such person shall be a real estate broker or appraiser with at least ten (10) years' active commercial real estate appraisal or brokerage experience (involving the leasing of similar space as agent for both landlords and tenants) in Bergen County. If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person

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               appointed  by the other  party  shall be the sole  appraiser  and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

               If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said fifteen (15) day period, the third person shall be appointed by the American Arbitration Association, upon the application of Lessor or Lessee to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

               The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.

               After the Fixed Basic Rent for the Additional Space has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Additional Space.

               If the Fixed Basic Rent for said Additional Space has not been agreed to or established prior to the incorporation of said Additional Space in the Premises, then Lessee shall pay to Lessor an annual rent ("Temporary Rent") which Temporary Rent on a per square foot basis shall be equal to the Fixed Basic Rent, on a per square foot basis, then being paid by Lessee for the Premises.

               Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Basic Rent is greater than the Temporary Rent, Lessee shall promptly pay to Lessor the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Lessor shall credit to Lessee's subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

               In determining the fair market rent for said Additional Space, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded for comparable space in the Building and in comparable buildings in the County of Bergen, New Jersey and the fact that Lessor is not required to perform any work with respect to said Additional Space. In no event shall the Fixed Basic Rent for the Additional Space, on a per square foot basis, be less than the Fixed Basic Rent for the Premises, on a per square foot basis.

          b. The option granted to Lessee under this Article 56 may be exercised only by Lessee, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Lessee by reason of any action under the Bankruptcy Code, or by

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               any public officer,  custodian,  receiver, United States Trustee, trustee or liquidator of Lessee or substantially all of Lessee's property. Lessee shall have no right to exercise any of such options subsequent to the date Lessor shall have the right to give the notice of termination referred to in Article 13. Notwithstanding the foregoing, Lessee shall have no right to exercise the option granted to Lessee hereunder if, at the time it gives notice of such election (i) Lessee or an affiliate of Lessee shall not be in occupancy of substantially all of the Premises or (ii) the Premises or any part thereof shall be the subject of a sublease other than to an affiliate of Lessee. If Lessee shall have elected to exercise its option hereunder, such election shall be deemed withdrawn if, at any time after the giving of notice of such election and prior to the occupancy of the Additional Space, Lessee shall sublease all or any part of the Premises.


     3.12 The Option to Extend as set forth in Article 55 of the Lease shall continue in full force and effect and shall be applicable to both the Existing Premises and the Expansion Premises.

     3.13 No later than thirty (30) days after the determination of the Effective Date, the parties shall agree to memorialize the Effective Date in writing.

     3.14 Lessee and Lessor each represents and warrants to the other that no broker brought about this transaction except Strategic Alliance Partners, LLC, and each party agrees to indemnify, defend and hold the other harmless from any and all claims of any broker claiming to have dealt with such party arising out of or in connection with negotiations of, or entering into of, this Agreement.

     3.15 Lessee hereby represents to Lessor that (i) there exists no default under the Lease either by Lessor or Lessee; (ii) Lessee is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Lessee's obligation under the Lease.

     3.16 Except as expressly amended herein, the Lease dated May 24, 2002, as amended herein, shall remain in full force and effect as if the same had been set forth in full herein, and Lessor and Lessee hereby ratify and confirm all of the terms and conditions thereof.

     3.17 This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     3.18 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.







     IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR:                                     LESSEE:

300 TICE REALTY ASSOCIATES L.L.C.           PAR PHARMACEUTICAL, INC.

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By:   Mack-Cali Realty, L.P.
      Member

By:   Mack-Cali Realty Corporation,
      General Partner



By:   /s/ Michael A. Grossman               By:   Dennis O'Connor
      -----------------------                     ---------------------
      Michael A. Grossman                         Name: Dennis O'Connor
      Executive Vice President                    Title:VP-CFO

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                                    EXHIBIT B
                                    ---------

                                  LESSOR'S WORK

RE: Workletter Agreement for office space on the third floor at 300 Tice Boulevard, Woodcliff Lake, New Jersey.

                                                               December 19, 2002

PAR PHARMACETICAL, INC., LESSEE

You ("Lessee") and we ("Lessor") are executing simultaneously with this Workletter Agreement a written lease amendment ("Lease"), covering the space referred to above, as more particularly described in the Lease ("Expansion Premises").

To induce Lessee to enter into the Lease (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1. Lessee shall have its architect prepare the following architectural and mechanical drawings and specifications based upon the sketch layout to be supplied to Lessor by Lessee.

     1. Architectural drawings and specifications for Lessee's partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Lessor.

     2. Mechanical plans and specifications where necessary for installation of air conditioning systems, ductwork and heating.

     All such plans and specifications are expressly subject to Lessor's written approval, which Lessor covenants it will not unreasonably withhold.

2. Upon approval of the plans by Lessor, Lessor shall file said plans with the appropriate governmental agencies.

3. Lessor agrees to do the work in the Premises per the drawings stated above and per the terms and conditions of this Exhibit C which shall hereinafter be referred to as "The Work". "Building Standard" shall mean the type and grade of material, equipment and/or device designated by Lessor as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 6 of the Lease shall apply to any alterations made to the Premises after the initial work to be performed herein.

4. Lessor shall deliver to Lessee within fifteen (15) days after the date on which the conceptual plan is delivered to Lessor, a statement including Lessor's 7% supervision plus 7% overhead charges ("Lessor's Estimate") which specifies in detail Lessor's good faith estimate of the total "Lessee Improvement Costs". The "Lessee Improvement Costs" shall be defined as any and all reasonable costs, including hard and soft costs, which are expected to be incurred by Lessor in connection with the construction of The Work. Lessor's Estimate shall be subject to the review and written approval of Lessee, such approval not to be unreasonably withheld. Such approval shall be deemed given if Lessee does not disapprove the same in writing within ten (10) days after its receipt of Lessor's Estimate.

     Lessor agrees to fund up to TWO HUNDRED FIFTY SIX THOUSAND FIVE HUNDRED SIXTY And 00/100 dollars ($256,560.00) (hereinafter referred to as "Lessor Contribution") for the Lessee Improvement Costs. In the event that the Lessor's Estimate as approved by Lessee, indicates that the Lessee Improvement Costs will exceed the Lessor Contribution, then;

     Lessee shall pay the "Cost in Excess" (defined as that portion of the Lessee Improvement Costs which exceed the Lessor Contribution) to Lessor prior to occupancy of the Expansion Premises, and will notify Lessor of its intention to do so within fifteen (15) days after Lessee's approval of Lessor's Estimate.

5. All low partitioning, work station modules, bankscreen partitions and prefabricated partition systems shall be furnished and installed by Lessee.

6. The installation or wiring of telephone and computer (data) outlets is not part of The Work. Lessee shall bear the responsibility to provide its own telephone and data systems and any associated municipal permits and

                               Exhibit B - Page 1
     inspections, if required, at Lessee's sole cost and expense. Upon expiration or sooner termination of the Lease, Lessee shall remove all telephone and data equipment and wiring from the Expansion Premises and the Building risers prior to vacation of same.

7. Changes in The Work, if necessary or requested by the Lessee, shall be accomplished after submission of Lessee's final approved sketch layout, and without invalidating any part of the Lease or Workletter Agreement, by written agreement between Lessor and Lessee hereinafter referred to as a Change Order. Each Change Order shall be prepared by Lessor and signed by both Lessee and Lessor stating their agreement upon all of the following:

     1.   The scope of the change in The Work; and

     2.   The cost of the change; and

     3.   Manner in which the cost will be paid or credited.

     Each and every Change Order shall be signed by Lessor's and Lessee's respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 7% supervision plus 7% overhead charge will be added to the cost of any Change Order. If Lessee shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Lessee and Lessor shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Lessee's failure to timely approve and return said Change Order shall be paid by the Lessee. Lessee agrees to pay to Lessor the cost of any Change Order promptly upon receipt of an invoice for same.

8. If Lessee elects to use the architect suggested by Lessor, this architect becomes the Lessee's agent solely with respect to the plans, specifications and The Work. If any change is made prior to completion of schematic drawings and final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of the Lessee. Similarly, any cost savings resulting from such Change Order(s) shall be credited to Lessor's Allowance.

9. Prior to Lessee's occupancy of the Expansion Premises, Lessee shall identify and list any portion of The Work which does not conform to this Workletter Agreement ("Punch List"). The Lessor shall review with the Lessee all of the items so listed and correct or complete any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

10. The terms contained in the Lease (which include all exhibits attached thereto) constitute Lessor's agreement with Lessee with respect to the work to be performed by Lessor on Lessee's behalf. If the architectural drawings are in conflict with the terms of the Lease, then the Lease shall be deemed the controlling document.

11. All materials and installations constructed for the Lessee within the Expansion Premises shall become the property of the Lessor upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g. shelving, furniture, etc.).

12. It is agreed that notwithstanding the date provided in the Lease for the Effective Date, the term shall not commence until Lessor has "substantially completed" all work to be performed by Lessor as hereinbefore set forth in Paragraph 3 above and as set forth in the Lease; provided, however, that if Lessor shall be delayed in substantially completing said work as a result of:

     1. Lessee's failure to approve the plans and specifications in accordance with Paragraph 2 hereof; or

     2. Lessee's failure to furnish interior finish specifications, i.e., paint colors, carpet selection, etc., to Lessor by the fifth (5th) working day after Lessor has approved the plans and specifications submitted by Lessee referred to in Paragraph 2 hereof; or

     3. Lessee's request for materials, finishes or installations other than Lessor's Building Standard; or

                               Exhibit B - Page 2

     4.   Lessee's changes in The Work; or

     5. The performance of a person, firm, partnership or corporation employed by Lessee and the completion of the said work by said person, firm, partnership or corporation;

     then the Effective Date of the term of said Lease shall be accelerated by the number of days of such delay and Lessee's obligation to pay Fixed Basic Rent and Additional Rent shall commence as of such earlier date.

13. Lessor shall permit Lessee and its agents to enter the Expansion Premises prior to the Effective Date in order that Lessee may perform through its own union contractors such other work and decorations as Lessee may desire at the same time Lessor's contractors are working in the Expansion Premises. The foregoing license to enter prior to the Effective Date, however, is conditioned upon:

     1. Lessee's workmen and mechanics working in harmony and not interfering with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or its mechanics or contractors; and

     2. Lessee providing Lessor with evidence of Lessee's contractors and subcontractors carrying such worker's compensation, general liability, personal and property insurance as required by law and in amounts no less than the amounts set forth in Article 30 of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Such entry shall be deemed controlled by all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay Fixed Basic Rent and Additional Rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's decorations or installations so made prior to the Effective Date, the same being solely at Lessee's risk.

14. No part of the Expansion Premises shall be deemed unavailable for occupancy by the Lessee, or shall any work which the Lessor is obligated to perform in such part of the Expansion Premises be deemed incomplete for the purpose of any adjustment of Fixed Basic Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with the Lessee's use of such part of the Expansion Premises.

15. Lessee is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Lessee's specific requirements. Lessee shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease.

16. If construction is to occur in a space occupied by Lessee's employees, Lessee shall be liable for all costs associated with a delay if Lessee shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. These costs shall include, but not be limited to the following:

     1.   cost of construction workers time wasted; and

     2.   cost of any overtime work necessary to meet schedule deadlines; and

     3.   any other costs associated with delays in final completion.

17. With respect to the construction work being conducted in or about the Expansion Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

FOR LESSOR: Frank Shea                           FOR LESSEE: Bill Bundenthal
            c/o Mack-Cali Realty Corporation     Par Pharmaceutical, Inc.
            11 Commerce Drive                    1 Ram Ridge Road
            Cranford, NJ 07016                   Chestnut Ridge, NY 10977

If the foregoing correctly sets forth our understanding, kindly sign this letter agreement where indicated.

                               Exhibit B - Page 3

LESSOR:                                         LESSEE:

300 TICE REALTY ASSOCIATES L.L.C.           PAR PHARMACEUTICAL, INC.
By:   Mack-Cali Realty, L.P.
      Member

By:   Mack-Cali Realty Corporation,
      General Partner



By:   Michael A. Grossman                   By:   Dennis O'Connor
      -----------------------                     -------------------
      Michael A. Grossman                         Name: Dennis O'Connor
      Executive Vice President                    Title:VP-CFO

                               Exhibit B - Page 4